Exhibit 4.1

Execution Copy

DISCOVER CARD EXECUTION NOTE TRUST

Issuer

and

U.S. BANK NATIONAL ASSOCIATION

Indenture Trustee

CLASS A(2011-B) TERMS DOCUMENT

Dated as of February 11, 2011

to

AMENDED AND RESTATED INDENTURE SUPPLEMENT

Dated as of June 4, 2010

for the DiscoverSeries Notes

to

INDENTURE

Dated as of July 26, 2007

Exhibit

Exhibit A	Form of Class A Note

i

THIS CLASS A(2011-B) TERMS DOCUMENT (this “Terms Document”), by and between DISCOVER CARD EXECUTION NOTE TRUST, a statutory trust created under the laws of the State of Delaware (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as Indenture Trustee (the “Indenture Trustee”), is made and entered into as of February 11, 2011.

Pursuant to this Terms Document, the Issuer shall create a new Tranche of Class A Notes of the DiscoverSeries and shall specify the principal terms thereof.

ARTICLE I

Definitions and Other Provisions of General Application

Section 1.01. Definitions. For all purposes of this Terms Document, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Note Purchase Agreement dated as of February 11, 2011, by and among Discover Card Execution Note Trust, Discover Bank, the Purchaser (as defined therein), the Committed Purchaser (as defined therein) and the Agent (as defined therein) (as may be amended, supplemented, restated, amended and restated or otherwise modified from time to time, the “Note Purchase Agreement”), the Indenture Supplement or the Indenture, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;

(4) all references in this Terms Document to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Terms Document; the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Terms Document as a whole and not to any particular Article, Section or other subdivision;

(5) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture Supplement or the Indenture, the terms and provisions of this Terms Document shall be controlling, but solely with respect to the Class A(2011-B) Notes;

(6) each capitalized term defined herein shall relate only to the Class A(2011-B) Notes and no other Tranche of Notes issued by the Issuer;

(7) “including” and words of similar import will be deemed to be followed by “without limitation”; and

(8) for purposes of determining any amount or making any calculation hereunder, such amount or calculation, (x) if specified to be as of the first day of any Due Period, shall (a) include any Notes issued during such Due Period as if such Notes had been outstanding on the first day of such Due Period and (b) give effect to any payments, deposits or other allocations made on the Distribution Date related to the prior Due Period, and (y) if specified to be as of the close of business on the last day of any Due Period shall give effect to any payments, deposits or other allocations made on the related Distribution Date.

“Agent” has the meaning set forth in the Note Purchase Agreement.

“Class A(2011-B) Adverse Event” means the occurrence of any of the following: (a) an Early Redemption Event with respect to the Class A(2011-B) Notes or (b) an Event of Default and acceleration of the Class A(2011-B) Notes; provided, however, that if the only such event to have occurred is an Excess Spread Early Redemption Event for which an Excess Spread Early Redemption Cure has occurred, a Class A(2011-B) Adverse Event shall not be treated as continuing from and after the date of such cure.

“Class A(2011-B) Note” means any Note, in the form set forth in Exhibit A hereto, designated therein as a Class A(2011-B) Note and duly executed and authenticated in accordance with the Indenture.

“Class A(2011-B) Noteholder” means a Person in whose name a Class A(2011-B) Note is registered in the Note Register.

“Class A(2011-B) Termination Date” means the earliest to occur of (a) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Class A(2011-B) Notes is paid in full and the Note Purchase Commitment has been permanently reduced to zero, (b) the Legal Maturity Date and (c) the date on which the Indenture is discharged and satisfied pursuant to Article VI thereof.

“Class A(2011-B) Tranche Interest Allocation” for the Class A(2011-B) Notes for any Distribution Date means the Note Interest for the Class A(2011-B) Notes.

“Class Expected Final Payment Date” with respect to Series 2009-SD of the Master Trust has the meaning set forth in the Series 2009-SD Supplement.

“Existing Expected Maturity Date” has the meaning set forth in the Note Purchase Agreement.

“Existing Legal Maturity Date” has the meaning set forth in the Note Purchase Agreement.

“Existing Liquidation Commencement Date” has the meaning set forth in the Note Purchase Agreement.

“Expected Maturity Date” means May 15, 2013 or, if such date is extended pursuant to the Note Purchase Agreement, the Existing Expected Maturity Date.

“Expected Principal Payment Date” means each Distribution Date for which the Targeted Principal Payment Amount is greater than zero, including (i) the Expected Maturity Date and (ii) any Interim Expected Maturity Date.

“Increase Amount” means the amount of any increase in the Outstanding Dollar Principal Amount as specified in any Notice of Increase delivered under Section 2.09.

“Increased Costs Amount” has the meaning set forth in the Note Purchase Agreement.

“Indenture” means the Indenture dated as of July 26, 2007, as amended by the First Amendment to the Indenture, dated as of June 4, 2010, between the Issuer and the Indenture Trustee, as the same may be further amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.

“Indenture Supplement” means the Amended and Restated Indenture Supplement dated as of June 4, 2010, for the DiscoverSeries Notes, by and between the Issuer and the Indenture Trustee, as the same may be amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.

“Initial Dollar Principal Amount” means (a) $0 plus (b) the sum of all Increase Amounts specified in all Notices of Increase delivered under Section 2.09.

“Interest Accrual Period” means, with respect to any Interest Payment Date, the period from and including the previous Interest Payment Date (or, in the case of the first Interest Payment Date for any Class A(2011-B) Note, from and including the applicable Issuance Date) to but excluding such Interest Payment Date; provided, that, for purposes of calculating Note Interest with respect to the first Interest Payment Date in the month immediately following the calendar month in which an increase in the Outstanding Dollar Principal Amount occurs, Interest Accrual Period means, with respect to the related Increase Amount, the period from and including the date of such increase to but excluding such Interest Payment Date.

“Interest Payment Date” means the fifteenth day of each month commencing in March 2011, or if such fifteenth day is not a Business Day, the next succeeding Business Day.

“Interim Expected Maturity Date” for any Increase Amount has the meaning specified in the applicable Notice of Increase delivered under Section 2.09; provided, that, in no event shall any Interim Expected Maturity Date be later than the Expected Maturity Date.

“Interim Liquidation Commencement Date” means, for any Increase Amount, the Interim Liquidation Commencement Date specified as such in the applicable Notice of Increase delivered under Section 2.09.

“Interim Liquidation Period” for any Increase Amount and the related Interim Expected Maturity Date means, unless an Early Redemption Event or an Event of Default for the Class A(2011-B) Notes shall have occurred prior thereto, the period commencing on the related

Interim Liquidation Commencement Date and ending on the earlier to occur of (x) the payment in full of such Increase Amount or (y) the occurrence of an Early Redemption Event or an Event of Default for the Class A(2011-B) Notes; provided, however, that (i) if an Excess Spread Early Redemption Cure has occurred with respect to any Excess Spread Early Redemption Event for the Class A(2011-B) Notes prior to the commencement of the Interim Liquidation Period for such Increase Amount (and no other Early Redemption Event or Event of Default for the Class A(2011-B) Notes has occurred), the Interim Liquidation Period for such Increase Amount shall be determined as if such Excess Spread Early Redemption Event had not occurred, and (ii) if the Interim Liquidation Period has terminated in accordance with clause (y) above, due solely to the occurrence of an Excess Spread Early Redemption Event for which there has been a subsequent Excess Spread Early Redemption Cure (and no other Early Redemption Event or Event of Default has occurred), the Interim Liquidation Period for such Increase Amount shall resume and shall continue until the earlier to occur of (x) the payment in full of such Increase Amount or (y) the occurrence of a subsequent Early Redemption Event or Event of Default.

“Issuance Date” means February 11, 2011, with respect to all Class A(2011-B) Notes issued on the date hereof and, with respect to any increase in the Outstanding Dollar Principal Amount pursuant to Section 2.09, any Issuance Date specified in the Notice of Increase delivered thereunder.

“Legal Maturity Date” means November 16, 2015 or, if such date is extended pursuant to the Note Purchase Agreement, the Existing Legal Maturity Date.

“Liquidation Commencement Date” means the Existing Liquidation Commencement Date.

“Liquidation Period” for the Class A(2011-B) Notes that are scheduled to mature on the Expected Maturity Date means, unless an Early Redemption Event or an Event of Default for the Class A(2011-B) Notes shall have occurred prior thereto, the period commencing on the Liquidation Commencement Date and ending on the earlier to occur of (x) the payment in full of the Outstanding Dollar Principal Amount of the Class A(2011-B) Notes or (y) the occurrence of an Early Redemption Event or an Event of Default for the Class A(2011-B) Notes; provided, however, that (i) if an Excess Spread Early Redemption Cure has occurred with respect to any Excess Spread Early Redemption Event for the Class A(2011-B) Notes prior to the commencement of the Liquidation Period (and no other Early Redemption Event or Event of Default for these Class A(2011-B) Notes has occurred), the Liquidation Period shall be determined as if such Excess Spread Early Redemption Event had not occurred, and (ii) if the Liquidation Period has terminated in accordance with clause (y) above, due solely to the occurrence of an Excess Spread Early Redemption Event for which there has been a subsequent Excess Spread Early Redemption Cure (and no other Early Redemption Event or Event of Default has occurred), the Liquidation Period shall resume and shall continue until the earlier to occur of (x) the payment in full of the Outstanding Dollar Principal Amount of the Class A(2011-B) Notes or (y) the occurrence of a subsequent Early Redemption Event or Event of Default.

“Note Interest” for these Class A(2011-B) Notes has the meaning set forth in the Note Purchase Agreement.

“Note Interest Rate” for these Class A(2011-B) Notes has the meaning set forth in the Note Purchase Agreement; for the avoidance of doubt the Note Interest Rate shall be calculated in accordance with the calculation basis set forth in the Note Purchase Agreement.

“Notice of Increase” has the meaning set forth in Section 2.09.

“Principal Payment Date” means, for the Class A(2011-B) Notes, each Expected Principal Payment Date, or upon the acceleration of such Notes following an Event of Default or upon the occurrence and during the continuance of an Early Redemption Event (unless all such events have been cured), each Distribution Date and the Legal Maturity Date, or in the event of a cleanup call, the date of redemption in accordance with Section 1202 of the Indenture.

“Required Daily Deposit Target Finance Charge Amount” means, for any day in a Due Period, an amount equal to the Class A(2011-B) Tranche Interest Allocation for the related Distribution Date, plus any Class A Tranche Interest Allocation Shortfall for the Class A(2011-B) Notes for the immediately preceding Distribution Date; provided, however, that for purposes of determining the Required Daily Deposit Target Finance Charge Amount on any day on which the Class A(2011-B) Tranche Interest Allocation cannot be determined because the Note Interest Rate for the applicable Interest Accrual Period has not yet been notified to the Calculation Agent and the Indenture Trustee in accordance with the Note Purchase Agreement, the Required Daily Deposit Target Finance Charge Amount shall be the Class A(2011-B) Tranche Interest Allocation determined based on a pro forma calculation made on the assumption that the Note Interest Rate will be equal to the sum of (i) the Note Interest Rate, excluding any applicable margin, for the prior Interest Accrual Period and applicable to the Interest Payment Date occurring in such Due Period, multiplied by 1.25 and (ii) any applicable margin; provided, further, that for purposes of determining the Required Daily Deposit Target Finance Charge Amount for any day in the Due Period preceding the first Interest Payment Date on which the Outstanding Dollar Principal Amount of the Class A(2011-B) Notes is greater than zero, if the Class A(2011-B) Tranche Interest Allocation cannot be determined because the Note Interest Rate for such first Interest Accrual Period has not yet been notified to the Calculation Agent and the Indenture Trustee in accordance with the Note Purchase Agreement, a rate equal to the rate provided by the Agent, based on the Agent’s good faith estimate of the anticipated Note Interest Rate for such first Interest Accrual Period, to the Indenture Trustee and Calculation Agent on the date of effectiveness of such first increase in the Outstanding Dollar Principal Amount of the Class A(2011-B) Notes shall be used in lieu of the Note Interest Rate.

“Required Daily Deposit Target Principal Amount” means, for any day in a Due Period, (i) if such Due Period is in the Liquidation Period or any Interim Liquidation Period, the Targeted Principal Payment Amount for the related Distribution Date, (ii) if such day is on or after the occurrence and during the continuance of a Class A(2011-B) Adverse Event, the Nominal Liquidation Amount of the Class A(2011-B) Notes, and (iii) in all other circumstances, zero.

“Required Subordinated Amount of Class B Notes” means, for the Class A(2011-B) Notes for any date of determination, an amount equal to the product of

(a) the Required Subordinated Percentage of Class B Notes for such Class A(2011-B) Notes on such date of determination and

(b) the Nominal Liquidation Amount of such Class A(2011-B) Notes on such date of determination;

provided however, that for any date of determination on or after the occurrence and during the continuation of a Class A(2011-B) Adverse Event, the Required Subordinated Amount of Class B Notes for Class A(2011-B) Notes will be the greater of

(x) the amount determined above for such date of determination and

(y) the amount determined above for the date immediately prior to the date on which such Class A(2011-B) Adverse Event shall have occurred.

“Required Subordinated Amount of Class C Notes” means, for the Class A(2011-B) Notes for any date of determination, an amount equal to the product of

(a) the Required Subordinated Percentage of Class C Notes for such Class A(2011-B) Notes on such date of determination and

(b) the Nominal Liquidation Amount of such Class A(2011-B) Notes on such date of determination;

provided, however, that for any date of determination on or after the occurrence and during the continuation of a Class A(2011-B) Adverse Event, the Required Subordinated Amount of Class C Notes for the Class A(2011-B) Notes will be the greater of

(x) the amount determined above for such date of determination and

(y) the amount determined above for the date immediately prior to the date on which such Class A(2011-B) Adverse Event shall have occurred.

“Required Subordinated Amount of Class D Notes” means, for the Class A(2011-B) Notes for any date of determination, an amount equal to the product of

(a) the Required Subordinated Percentage of Class D Notes for such Class A(2011-B) Notes on such date of determination and

(b) the Nominal Liquidation Amount of such Class A(2011-B) Notes on such date of determination;

provided, however, that for any date of determination on or after the occurrence and during the continuation of a Class A(2011-B) Adverse Event, the Required Subordinated Amount of Class D Notes for the Class A(2011-B) Notes will be the greater of

(x) the amount determined above for such date of determination and

(y) the amount determined above for the date immediately prior to the date on which the Class A(2011-B) Adverse Event shall have occurred.

“Required Subordinated Percentage of Class B Notes” means, for the Class A(2011-B) Notes, 7.284768%, subject to adjustment in accordance with Section 2.02; provided, however, that prior to the Class Expected Final Payment Date for Series 2009-SD, the Required Subordinated Percentage of Class B Notes for the Class A(2011-B) Notes will be 7.142857%, subject to adjustment in accordance with Section 2.02.

“Required Subordinated Percentage of Class C Notes” means, for the Class A(2011-B) Notes, 9.271523%, subject to adjustment in accordance with Section 2.02; provided, however, that prior to the Class Expected Final Payment Date for Series 2009-SD, the Required Subordinated Percentage of Class C Notes for the Class A(2011-B) Notes will be 9.090909%, subject to adjustment in accordance with Section 2.02.

“Required Subordinated Percentage of Class D Notes” means, for the Class A(2011-B) Notes, 15.894040%, subject to adjustment in accordance with Section 2.02; provided, however, that prior to the Class Expected Final Payment Date for Series 2009-SD, the Required Subordinated Percentage of Class D Notes for the Class A(2011-B) Notes will be 13.636364%, subject to adjustment in accordance with Section 2.02.

“Series 2009-SD Supplement” means the Series 2009-SD Series Supplement to the Pooling and Servicing Agreement dated as of September 23, 2009, as amended by the Amendment to Specified Series Supplements, dated as of June 4, 2010, by and between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, as the same may be further amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.

“Stated Principal Amount” means (a) $0, plus (b) the sum of all Increase Amounts specified in all Notices of Increase delivered under Section 2.09, minus (c) the aggregate amount of principal paid to the Class A(2011-B) Noteholders pursuant to Section 2.04.

“Targeted Principal Payment Amount” means, for any Distribution Date, the sum of:

(i) if such Distribution Date is in the Liquidation Period, any Increase Amount that is scheduled to mature on the Expected Maturity Date; and

(ii) if such Distribution Date is in any Interim Liquidation Period, the applicable Increase Amount maturing on such Distribution Date.

Section 1.02. Representations and Warranties of Issuer. The Issuer represents and warrants that:

(a) the Issuer has been duly formed and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, and has full power and authority to execute and deliver this Terms Document and to perform the terms and provisions hereof;

(b) the execution, delivery and performance of this Terms Document by the Issuer have been duly authorized by all necessary corporate and statutory trust proceedings of any Beneficiary and the Owner Trustee, do not require any approval or consent of any governmental agency or authority, and do not and will not conflict with any material provision of the Certificate of Trust or the Trust Agreement of the Issuer;

(c) this Terms Document is the valid, binding and enforceable obligation of the Issuer, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles;

(d) to the best of the Issuer’s knowledge, this Terms Document will not conflict with any law or governmental regulation or court decree applicable to it;

(e) the Issuer is not required to be registered under the Investment Company Act;

(f) all information heretofore furnished by the Issuer in writing to the Indenture Trustee for purposes of or in connection with this Terms Document or any transaction contemplated hereby is, and all such information hereafter furnished by the Issuer in writing to the Indenture Trustee will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified; and

(g) to the best knowledge of the Issuer, there are no proceedings or investigations pending against the Issuer before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Issuer (A) asserting the invalidity of this Terms Document, (B) seeking to prevent the consummation of any of the transactions contemplated by this Terms Document or (C) seeking any determination or ruling which in the Issuer’s judgment would materially and adversely affect the performance by the Issuer of its obligations under this Terms Document or the validity or enforceability of this Terms Document.

Section 1.03. Representations and Warranties of Indenture Trustee. The Indenture Trustee represents and warrants and any successor trustee shall represent and warrant that:

(a) The Indenture Trustee is organized, existing and in good standing under the laws of the United States of America;

(b) The Indenture Trustee has full power, authority and right to execute, deliver and perform this Terms Document, and has taken all necessary action to authorize the execution, delivery and performance by it of this Terms Document; and

(c) This Terms Document has been duly executed and delivered by the Indenture Trustee.

Section 1.04. Limitations on Liability.

(a) It is expressly understood and agreed by the parties hereto that (i) this Terms Document is executed and delivered by the Owner Trustee not individually or personally but solely as Owner Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained will be construed as creating any liability on the Owner Trustee individually or personally, to perform any covenant of the Issuer either expressed or implied herein, all such liability, if any, being expressly waived by the parties to this Terms Document and by any Person claiming by, through or under them and (iv) under no circumstances will the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Terms Document or any related documents.

(b) None of the Indenture Trustee, the Owner Trustee, the Calculation Agent, any Beneficiary, the Depositor, any Master Servicer or any Servicer or any of their respective officers, directors, employees, incorporators or agents will have any liability with respect to this Terms Document, and recourse may be had solely to the Collateral pledged to secure these Class A(2011-B) Notes under the Indenture, the Indenture Supplement and this Terms Document (except as expressly provided in Sections 9.01 and 9.02 of the Note Purchase Agreement).

Section 1.05. Governing Law. THIS TERMS DOCUMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ANY CONFLICT OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER STATE.

Section 1.06. Counterparts. This Terms Document may be executed in any number of counterparts, each of which when so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

Section 1.07. Ratification of Indenture and Indenture Supplement. As supplemented by this Terms Document, each of the Indenture and the Indenture Supplement is in all respects ratified and confirmed and the Indenture as supplemented by the Indenture Supplement and this Terms Document shall be read, taken and construed as one and the same instrument.

ARTICLE II

The Class A(2011-B) Notes

Section 2.01. Creation and Designation. There is hereby created a Tranche of Class A Notes to be issued pursuant to the Indenture, the Indenture Supplement, this Terms Document and the Note Purchase Agreement to be known as the “DiscoverSeries Class A(2011-B) Notes.”

Section 2.02. Adjustments to Required Subordinated Percentages and Amount.

(a) On any date, the Issuer may, at the direction of the Beneficiary, change the Required Subordinated Percentage of Class B Notes, the Required Subordinated Percentage of Class C Notes or the Required Subordinated Percentage of Class D Notes; provided that the

Issuer has received written confirmation from each applicable Note Rating Agency that the change in such percentage will not result in a Ratings Effect for any Tranche of Outstanding DiscoverSeries Notes; and provided further, that (i) if there is no Tranche of Class A Notes that is currently rated “AAA” or the equivalent by a Note Rating Agency, then none of the Required Subordinated Percentage of Class B Notes, the Required Subordinated Percentage of Class C Notes and the Required Subordinated Percentage of Class D Notes, in each case for the Class A(2011-B) Notes, shall be reduced without the written consent of the Agent and (ii) if there is an increase in the Required Subordinated Percentage of Class B Notes, the Required Subordinated Percentage of Class C Notes or the Required Subordinated Percentage of Class D Notes, in each case for any Tranche of Class A Notes that is rated “AAA” or the equivalent by a Note Rating Agency, then there shall be a commensurate increase in the Required Subordinated Percentage of Class B Notes, the Required Subordinated Percentage of Class C Notes and the Required Subordinated Percentage of Class D Notes, as applicable, in each case for the Class A(2011-B) Notes.

(b) On any date, the Issuer may, at the direction of the Beneficiary, replace all or a portion of the Required Subordinated Amount of Class B Notes, the Required Subordinated Amount of Class C Notes or the Required Subordinated Amount of Class D Notes, in each case for the Class A(2011-B) Notes with a different form of credit enhancement (including, without limitation, a cash collateral account, a letter of credit, a reserve account, a surety bond, an insurance policy or a collateral interest, or any combination thereof) and may add such definitions and other terms and make such additional amendments to this Terms Document as shall be necessary for such replacement; provided that the Issuer has received written confirmation from each applicable Note Rating Agency that such replacement, such addition and such other amendments will not result in a Ratings Effect for any Tranche of Outstanding DiscoverSeries Notes; and provided further, that (i) if there is no Tranche of Class A Notes that is currently rated “AAA” or the equivalent by a Note Rating Agency, then none of the Required Subordinated Amount of Class B Notes, the Required Subordinated Amount of Class C Notes or the Required Subordinated Amount of Class D Notes, in each case for the Class A(2011-B) Notes, shall be replaced with a different form of credit enhancement without the written consent of the Agent and (ii) if any Tranche of Class A Notes that is rated “AAA” or the equivalent by a Note Rating Agency is outstanding and there is a replacement of all or a portion of the Required Subordinated Amount of Class B Notes, the Required Subordinated Amount of Class C Notes or the Required Subordinated Amount of Class D Notes with a different form of credit enhancement, in each case for any such Tranche of Class A Notes, then there shall be a commensurate replacement of all or a portion of the Required Subordinated Amount of Class B Notes, the Required Subordinated Amount of Class C Notes or the Required Subordinated Amount of Class D Notes, in each case for the Class A(2011-B) Notes.

Section 2.03. Interest Payment. For each Interest Payment Date, the amount of interest due with respect to the Class A(2011-B) Notes shall be the Note Interest for the Class A(2011-B) Notes, or such other amount based on any alternative rate then in effect under the Note Purchase Agreement, in each case as determined pursuant to the Note Purchase Agreement; plus, without duplication, any Class A Tranche Interest Allocation Shortfall for such Class A(2011-B) Notes for the immediately preceding Distribution Date, together with interest thereon at the Note Interest Rate in effect with respect to the Interest Accrual Period related to the current Interest

Payment Date, calculated on the basis of the actual number of days in the Interest Accrual Period related to the current Interest Payment Date and a 360-day year.

Section 2.04. Payments of Interest and Principal; Payments of Increased Costs Amount.

(a) The Issuer will cause interest to be paid on each Interest Payment Date and principal to be paid on each Principal Payment Date on which the Targeted Principal Payment Amount is greater than zero, with the last such principal payment to be made on or prior to the Expected Maturity Date; provided, however, that it shall not be an Event of Default if scheduled principal is not paid in full on or prior to any Interim Expected Maturity Date or the Expected Maturity Date unless funds for such payment have been allocated in accordance with Section 3.01 of the Indenture Supplement; and provided, further, that if a Class A(2011-B) Adverse Event has occurred and is continuing, principal will instead be payable in monthly installments on each Principal Payment Date for the Class A(2011-B) Notes in an amount equal to the lesser of the Nominal Liquidation Amount of the Class A(2011-B) Notes and the amount allocated for such payment in accordance with Section 3.01 of the Indenture Supplement, with such payment to be made in accordance with Section 3.05 of the Indenture Supplement. All payments of interest and principal on the Class A(2011-B) Notes shall be made as set forth in Section 1102 of the Indenture.

(b) The right of the Class A(2011-B) Noteholders to receive payments from the Issuer will terminate on the Class A(2011-B) Termination Date.

(c) All payments of principal, interest or other amounts to the Class A(2011-B) Noteholders will be made pro rata based on the Outstanding Dollar Principal Amount of their Class A(2011-B) Notes.

(d) For the avoidance of doubt, the “Targeted Principal Payment Amount” shall be the amount scheduled to be paid on each Principal Payment Date as specified in this Terms Document for the Class A(2011-B) Notes for purposes of clause (a)(x)(i) of the definition of “Targeted Principal Deposit” in the Indenture Supplement.

(e) The Increased Costs Amount, if applicable, shall be paid in accordance with the Note Purchase Agreement from the Series Finance Charge Amounts remaining after step (54) (Targeted Deposit to Class D Reserve Subaccounts from Series Finance Charge Amounts) of Section 3.01 of the Indenture Supplement, in accordance with step (55) (Other Deposits and Payments from Series Finance Charge Amounts) of Section 3.01 of the Indenture Supplement.

(f) The date referenced in clause (iv) of the definition of “Principal Allocation Amount” in the Indenture shall be the Liquidation Commencement Date.

Section 2.05. [Reserved]

Section 2.06. Form of Class A(2011-B) Notes; Legend; Transfer Restriction.

(a) The Class A(2011-B) Notes shall be Registered Notes delivered in definitive form and shall be initially registered in the name of the Agent on behalf of the Owners. The Class

A(2011-B) Notes will be issued in minimum denominations of $250,000 and integral multiples of $1,000 in excess of that amount.

(b) Each Class A(2011-B) Note issued pursuant to this Terms Document and the Note Purchase Agreement shall, until such time as the laws of any jurisdiction in which they are offered or sold no longer restrict the transfer or sale thereof, bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF DISCOVER CARD EXECUTION NOTE TRUST AND DISCOVER BANK THAT (A) THIS NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (2) TO DISCOVER BANK OR ITS AFFILIATES, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER FROM IT OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

(c) No Note issued under this Terms Document or beneficial interest therein shall be transferred except in accordance with the transfer restrictions described in the legend set forth in clause (b) above.

Section 2.07. Delivery and Payment for the Class A(2011-B) Notes. The Issuer shall execute and deliver the Class A(2011-B) Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Class A(2011-B) Notes when authenticated, each in accordance with Sections 203 and 303 of the Indenture and the Note Purchase Agreement.

Section 2.08. Additional Early Redemption Events. To the extent set forth in Section 4.01(b) of the Indenture Supplement and pursuant thereto, the following shall be additional Early Redemption Events relating to the Class A(2011-B) Notes: (a) failure on the part of the Issuer to make any interest payment with respect to the Class A(2011-B) Notes required by the terms of the Note Purchase Agreement, the Indenture, the Indenture Supplement or this Terms Document on or before the date occurring thirty five (35) days after the date such payment is required to be made herein or therein; and (b) a default in the performance, or breach, of any covenant or warranty of the Issuer in the Note Purchase Agreement, and continuance of such default or breach for a period of sixty (60) days after there has been given, by written notice, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Agent, a written notice specifying such default or breach and requesting it to be remedied, and if as a result of such default or breach, the interests of the Class A(2011-B) Noteholders are materially and adversely affected and continue to be materially and adversely affected during the sixty (60) day period.

Section 2.09. Increases in the Outstanding Dollar Principal Amount. Subject to clauses (ii), (iii), (iv) and (v) of Section 2.02 and Section 2.03 of the Indenture Supplement (which, for the avoidance of doubt, apply to any increase pursuant to this Section 2.09), the Issuer may increase the Outstanding Dollar Principal Amount of the Class A(2011-B) Notes, so long as the following conditions precedent are satisfied:

(a) the Issuer shall have given the Agent and the Indenture Trustee written notice of such increase in the Outstanding Dollar Principal Amount of the Class A(2011-B) Notes (the “Notice of Increase”) at least two (2) Business Days in advance of the Issuance Date thereof, which notice shall include:

(i)	the Issuance Date of such increase in the Outstanding Dollar Principal Amount of the Class A(2011-B) Notes;

(ii)	the amount of such increase in the Outstanding Dollar Principal Amount of the Class A(2011-B) Notes and the resulting Stated Principal Amount of the Class A(2011-B) Notes;

(iii)	the first Interest Payment Date on which interest will be paid on such increase in the Outstanding Dollar Principal Amount of the Class A(2011-B) Notes;

(iv)	the Interim Expected Maturity Date (which date shall be a Distribution Date) and the Interim Liquidation Commencement Date (or otherwise confirm that such Increase Amount is scheduled to mature on the Expected Maturity Date) with respect to the Increase Amount of the Outstanding Dollar Principal Amount of the Class A(2011-B) Notes; and

(v)	any other terms that the Issuer may set forth in such notice of increase to clarify the rights of Holders of the Class A(2011-B) Notes or the effect of such increase on any calculations to be made with respect to the Class A(2011-B) Notes, Class A, or the Issuer;

(b) no Class A(2011-B) Adverse Event has occurred and is continuing;

(c) such increase will not cause the Outstanding Dollar Principal Amount of the Class A(2011-B) Notes to exceed the Note Purchase Commitment;

(d) (i) no Note Interest or other amount due and payable to any Class A(2011-B) Noteholder prior to the Issuance Date for such increase remains outstanding and (ii) as of the most recent Distribution Date preceding such Issuance Date, there is no un-reimbursed Nominal Liquidation Amount Deficit with respect to the Class A(2011-B) Notes; and

(e) all of the representations and warranties of the Issuer, the Seller, the Master Servicer and the Servicer, as applicable, set forth in the Indenture, Indenture Supplement, the Pooling and Servicing Agreement, the Series 2007-CC Supplement and the Note Purchase Agreement that do not expressly speak to an earlier date shall be true and correct in all material respects as though made on and as of such Issuance Date after giving effect thereto.

All such terms set forth in the Notice of Increase shall be incorporated into and form a part of this Terms Document on and after the effective date of such increase in the Outstanding Dollar Principal Amount of the Class A(2011-B) Notes. The Expected Maturity Date, Expected Principal Payment Date, Liquidation Commencement Date, Liquidation Period and Legal Maturity Date, in each case as in effect as of the Issuance Date of such increase in the Outstanding Dollar Principal Amount of the Class A(2011-B) Notes, shall be applicable to such increased amounts unless otherwise provided in the applicable Notice of Increase. The Issuer shall not have to satisfy the conditions set forth in Section 310 of the Indenture in connection with an increase in the Outstanding Dollar Principal Amount of the Class A(2011-B) Notes so long as such conditions were satisfied or waived in connection with the initial issuance of Class A(2011-B) Notes. Any such increase shall be deemed to have occurred under Section 310 of the Indenture and this Section 2.09 for purposes of the Indenture, the Indenture Supplement and this Terms Document.

Section 2.10. Designation of Additional Amounts to be included in the Excess Spread Amount for the DiscoverSeries Notes. At any time that any outstanding Series of certificates issued by the Master Trust provides that the Series Principal Collections allocated to such Series will be deposited into the Group Finance Charge Collections Reallocation Account for the Master Trust to the extent necessary for application to cover shortfalls for other Series issued by the Master Trust, an amount equal to (x) all Series Principal Collections allocated to such Series, multiplied by (y) a fraction, the numerator of which is the sum of the Nominal Liquidation Amounts for each outstanding Tranche of the DiscoverSeries Notes (including the Class A(2011-B) Notes) and the denominator of which is (i) the Aggregate Investor Interest for the Master Trust minus (ii) the sum of the Series Investor Interests for all such Series that provide that the Series Principal Collections allocated to such Series will be so deposited, is hereby designated to be included in the Excess Spread Amount and shall be treated as Series Finance Charge Amounts for the DiscoverSeries.

[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Terms Document to be duly executed, all as of the day and year first above written.

DISCOVER CARD EXECUTION NOTE TRUST,
as Issuer

By:	Wilmington Trust Company,
not in its individual capacity but solely as Owner Trustee

By:	/s/ Jennifer A. Luce
Name: Jennifer A. Luce
Title: Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee

By:	/s/ Patricia M. Child
Name: Patricia M. Child
Title: Vice President

[Signature page to the Terms Document Class A(2011-B)]

Exhibit A

Form of Class A Note

DISCOVERSERIES CLASS A(2011-B) NOTE

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF DISCOVER CARD EXECUTION NOTE TRUST AND DISCOVER BANK THAT (A) THIS NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (2) TO DISCOVER BANK OR ITS AFFILIATES, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER FROM IT OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY AFTER THE LATER OF (I) THE TERMINATION OF THE POOLING AND SERVICING AGREEMENT WITH RESPECT TO THE MASTER TRUST, (II) TERMINATION OF THE TRUST AGREEMENT WITH RESPECT TO THE ISSUER OR (III) THE DATE ON WHICH NO NOTES OF ANY TRANCHE, CLASS OR SERIES OF NOTES ISSUED BY THE ISSUER REMAIN OUTSTANDING, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE MASTER TRUST OR THE ISSUER TO INVOKE THE PROCESS OF ANY GOVERNMENTAL AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE MASTER TRUST OR THE ISSUER UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE MASTER TRUST OR THE ISSUER OR ANY SUBSTANTIAL PART OF ITS PROPERTY OR ORDERING THE WINDING-UP OR LIQUIDATION OF THE AFFAIRS OF THE MASTER TRUST OR THE ISSUER.

THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE NOTES AS INDEBTEDNESS FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

THIS NOTE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF ANY EMPLOYEE BENEFIT PLAN (AS DESCRIBED BELOW).

REGISTERED	$500,000,000*
No. 1	(Maximum Outstanding Dollar Principal Amount)

DISCOVER CARD EXECUTION NOTE TRUST

Floating Rate

DISCOVERSERIES CLASS A(2011-B) NOTE

DISCOVER CARD EXECUTION NOTE TRUST, a statutory trust created under the laws of the State of Delaware (herein referred to as the “Issuer” or the “Note Issuance Trust”), for value received, hereby promises to pay to                         , as the Agent, or registered assigns, subject to the following provisions, a principal sum of up to $500,000,000 (five hundred million dollars) payable on the May 15, 2013 Payment Date (the “Expected Maturity Date”), or, if such date is extended pursuant to the Note Purchase Agreement dated as of February 11, 2011 (such Note Purchase Agreement, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, is herein called the “Note Purchase Agreement”), by and among the Note Issuance Trust, as Issuer, Discover Bank, as Depositor, Beneficiary and Calculation Agent for the Issuer,                         , as the Purchaser, and                         , as the Committed Purchaser, and as the Agent, the Existing Expected Maturity Date (as defined in the Note Purchase Agreement), except as otherwise provided below or in the Indenture, the Indenture Supplement or the Terms Document (as defined on the reverse hereof); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the November 16, 2015 Payment Date (the “Legal Maturity Date”), or if such date is extended pursuant to the Note Purchase Agreement, the Existing Legal Maturity Date (as defined in the Note Purchase Agreement). Interest will accrue on this Note at the Note Interest Rate, as set forth in the Note Purchase Agreement, and shall be due and payable on each Interest Payment Date from and including the previous Interest Payment Date to but excluding such Interest Payment Date (or, in the case of the first Interest Payment Date, from and including the Issuance Date to but excluding the first Interest Payment Date); provided, however, that the first payment of interest for any Increase Amount shall be due and payable on the Interest Payment Date in the calendar month following the Issuance Date for such Increase Amount, for a period from and including such Issuance Date to but excluding such Interest Payment Date. Interest will be computed on the basis of the actual number of days elapsed and a 360-day year, except as otherwise provided in the Note Purchase Agreement. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal and interest may be payable monthly, and may be payable earlier or later than the Expected Maturity Date, following an Event of Default or while an Early Redemption Event has occurred and is continuing. No principal or interest will be distributed on the Note following the distribution of proceeds of a Receivables Sale.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

The Initial Dollar Principal Amount of this Note is $0 on the date hereof. All increases or decreases in the Initial Dollar Principal Amount and the Outstanding Dollar Principal Amount made pursuant to the Terms Document (as defined on the reverse hereof) shall be maintained on the records of U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture); provided, however, that the failure of the Indenture Trustee to make any such recordation, or any error thereon, shall not affect the obligations of the Issuer hereunder or under the Terms Document (as defined on the reverse hereof).

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Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, Indenture Supplement or the Terms Document referred to on the reverse hereof, or be valid or obligatory for any purpose.

*	Denominations of $250,000 and in integral multiples of $1,000 in excess thereof.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

DISCOVER CARD EXECUTION NOTE TRUST, as Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

Date: February 11, 2011

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INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

US BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Date: February 11, 2011

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REVERSE OF NOTE

This Note is one of the Notes of a duly authorized issue of Notes of the Issuer, designated as its Class A(2011-B) DiscoverSeries Notes (herein called the “Class A(2011-B) Notes”), all issued under an Indenture dated as of July 26, 2007, as amended by the First Amendment to Indenture, dated as of June 4, 2010 (such Indenture, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, is herein called the “Indenture”), as supplemented by an Amended and Restated Indenture Supplement dated as of June 4, 2010 (such Indenture Supplement, as may be further amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, is herein called the “Indenture Supplement”), between the Issuer and Indenture Trustee, to which Indenture and Indenture Supplement reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A(2011-B) Notes are subject to all terms of the Indenture, the Indenture Supplement, the Terms Document for the Class A(2011-B) Notes, dated as of February 11, 2011 (such Terms Document, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, is herein called the “Terms Document”), between the Issuer and Indenture Trustee, the Note Purchase Agreement and the Fee Letter, dated as of February 11, 2011 among                         , the Note Issuance Trust and Discover Bank (such Fee Letter, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, is herein called the “Fee Letter”). All terms used in this Class A(2011-B) Note that are defined in the Indenture, the Indenture Supplement and the Terms Document shall have the meanings assigned to them in or pursuant to the Indenture, the Indenture Supplement and the Terms Document.

The Class B Notes, the Class C Notes and the Class D Notes of the DiscoverSeries and other tranches of Class A Notes of the DiscoverSeries will also be issued under the Indenture and the Indenture Supplement.

The Class A(2011-B) Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture and the Indenture Supplement.

Principal of the Class A(2011-B) Notes will be payable on or prior to the Expected Maturity Date, or, if such date is extended pursuant to the Note Purchase Agreement, the Existing Expected Maturity Date (as defined in the Note Purchase Agreement), in an amount described on the face hereof except as otherwise provided in the Indenture, the Indenture Supplement or the Terms Document. During the Liquidation Period, if any, principal will be distributed monthly on each Distribution Date, commencing on the month following the commencement of such period.

Principal of any Increase Amount for which an Interim Expected Maturity Date is designated will be payable on or prior to such Interim Expected Maturity Date, except as otherwise provided in the Indenture, the Indenture Supplement or the Terms Document. During the Interim Liquidation Period, if any, principal will be distributed monthly on each Distribution Date, commencing on the month following the commencement of such period.

As described above, the entire unpaid principal amount of this Class A(2011-B) Note shall be due and payable on the Legal Maturity Date, or if such date is extended pursuant to the Note Purchase Agreement, the Existing Legal Maturity Date (as defined in the Note Purchase Agreement). Notwithstanding the foregoing, the entire unpaid principal amount of the Class A(2011-B) Notes shall be due and payable on the date on which an Event of Default relating to the Class A(2011-B) Notes shall have occurred and be continuing and, except in the event of an insolvency-related default, the Indenture Trustee or the Majority Holders of the applicable Series, Class or Tranche of Outstanding Dollar Principal Amount of the Outstanding Notes have declared the Class A(2011-B) Notes to be immediately due and payable in the manner provided in Section 702 of the Indenture; provided,

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however, that such acceleration of the entire unpaid principal amount of the Notes may be rescinded by the Majority Holders of such applicable Series, Class or Tranche of Notes.

On any day occurring on or after the date on which the aggregate Nominal Liquidation Amount of any Tranche of Notes is reduced to less than 5% of its highest Outstanding Dollar Principal Amount, the Depositor or any Affiliate thereof has the right, but not the obligation, to redeem such Tranche of Notes in whole but not in part, pursuant to Section 1202 of the Indenture. The redemption price will be an amount equal to the Outstanding Dollar Principal Amount of such Tranche, plus accrued, unpaid and additional interest or principal accreted and unpaid on such Tranche to but excluding the date of redemption.

Subject to the terms and conditions of the Indenture, the Beneficiary, on behalf of the Note Issuance Trust, may from time to time issue, or direct the Owner Trustee, on behalf of the Note Issuance Trust, to issue, one or more Series, Classes or Tranches of Notes.

On each Payment Date, the Paying Agent shall distribute to each Holder of Class A(2011-B) Notes of record on the related Record Date (except for the final distribution with respect to this Class A(2011-B) Note) such Holder of Class A(2011-B) Notes’ pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest and principal on the Class A Notes.

Payments of interest on this Class A(2011-B) Note due and payable on each Payment Date, together with any installment of principal, if any, to the extent not in full payment of this Class A(2011-B) Note, shall be made by check mailed to or by wire transfer to the Person whose name appears as the Registered Holder of this Class A(2011-B) Note on the Note Register as of the close of business on each Record Date. Any such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Class A(2011-B) Note be submitted for notation of payment. Any reduction in the principal amount of this Class A(2011-B) Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class A(2011-B) Note and of any Class A(2011-B) Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class A(2011-B) Note on a Payment Date occurring after the Purchase Commitment Termination Date (as defined in the Note Purchase Agreement), then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed within five days of such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Class A(2011-B) Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the City of New York. On any payment of interest or principal being made, details of such payment shall be entered by the Indenture Trustee on behalf of the Issuer in Schedule A hereto.

As provided in the Indenture and subject to certain limitations set forth therein and as set forth in the first legend on the face hereof, the transfer of this Class A(2011-B) Note may be registered on the Note Register upon surrender of this Class A(2011-B) Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the city in which the Corporate Trust Office is located, or a member firm of a national securities

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exchange, and such other documents as the Indenture Trustee may require, and thereupon one or more new Class A(2011-B) Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A(2011-B) Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

To the fullest extent permitted by applicable law, each Noteholder or Note Owner, by acceptance of a Class A(2011-B) Note or, in the case of a Note Owner, a beneficial interest in a Class A(2011-B) Note, covenants and agrees that by accepting the benefits of the Indenture that it will not, prior to the date that is one year and one day after the later of (i) the termination of the Second Amended and Restated Pooling and Servicing Agreement dated as of June 4, 2010, by and between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time (the “Pooling and Servicing Agreement”), with respect to Discover Card Master Trust I (the “Master Trust”), (ii) termination of the Trust Agreement dated as of July 2, 2007, as amended by the First Amendment to Trust Agreement, dated as of June 4, 2010, between Discover Bank, as Beneficiary, and Wilmington Trust Company, as Owner Trustee, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time (the “Trust Agreement”), with respect to the Issuer or (iii) the date on which no notes of any tranche, class or series of notes issued by the Issuer remain outstanding, acquiesce, petition or otherwise invoke or cause the Master Trust or the Issuer to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Master Trust or the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Master Trust or the Issuer or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Master Trust or the Issuer.

Prior to the due presentment for registration of transfer of this Class A(2011-B) Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Class A(2011-B) Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class A(2011-B) Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing not less than 66 2/3% of the Outstanding Dollar Principal Amount of each adversely affected Series, Class or Tranche of Notes. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Dollar Principal Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A(2011-B) Note shall be conclusive and binding upon such Holder and upon all future Holders of this Class A(2011-B) Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A(2011-B) Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Issuer” as used in this Class A(2011-B) Note includes any successor to the Issuer under the Indenture.

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The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The transfer of this Note is subject to certain restrictions set forth in the Note Purchase Agreement. In no event shall this Note, or any interest therein, be transferred to an employee benefit plan, trust or account subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), and not excepted under Section 4975(g). Any Holder of this Note or, in the case of a Note Owner, a beneficial interest in a Class A(2011-B) Note, by its acceptance hereof, shall be deemed to represent and warrant that it is not (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or a plan described in Section 4975(e)(l) of the Code, (ii) purchasing any Note or any interest therein on behalf of any such plan as investment manager, named fiduciary or trustee of any such plan, or (iii) purchasing any Note or interest therein with any assets of any plan within the meaning of 29 CFR Section 2510.3-101.

The Class A(2011-B) Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

THIS CLASS A(2011-B) NOTE AND THE INDENTURE WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ANY CONFLICT OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER STATE.

No reference herein to the Indenture and no provision of this Class A(2011-B) Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class A(2011-B) Note at the times, place, and rate, and in the coin or currency herein prescribed.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or any successor or assign of the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Owner Trustee has no such obligations in its individual capacity). The Holder of this Class A(2011-B) Note by the acceptance hereof agrees that, except as expressly provided in the Indenture and the Indenture Supplement in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A(2011-B) Note.

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ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		*
Signature Guaranteed:

*	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

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SCHEDULE A

PART I

INTEREST PAYMENTS

Interest Payment Date	Date of Payment	Total Amount of Interest Payable	Amount of Interest Paid	Confirmation of payment by or on behalf of the Note Issuance Trust
First

Second

[continue numbering until the appropriate number of interest payment dates for the Notes is reached]

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PART II

PRINCIPAL PAYMENTS

Principal Payment Date	Date of Payment	Total Amount of Principal Payable	Total Amount Paid	Confirmation of payment by or on behalf of the Note Issuance Trust
First

Second

[continue numbering until the appropriate number of installment dates for the Notes is reached]

12

PART III

INCREASES IN OUTSTANDING DOLLAR PRINCIPAL AMOUNT

Issuance Date of Increase	Amount of Increase in Outstanding Dollar Principal Amount	Resulting Initial Dollar Principal Amount	Stated Principal Amount	Confirmation of increase by or on behalf of the Note Issuance Trust

13